Exhibit 6.21


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                                                                Name of Investor
                                                                  (please print)

                             SUBSCRIPTION AGREEMENT

Tasker Capital Corp.
40 Grove Street, Suite 140
Wellesley, MA 02482-7702

Attention: Arthur P. Bergeron, President

Gentlemen:

      1. Subscription. Pursuant to the Confidential Offering Memorandum dated March, 2003 (the "Offering Memorandum"), of Tasker Capital Corp., a Nevada corporation (the "Company"), and subject to the terms and conditions hereof, the undersigned (the "Investor") hereby irrevocably subscribes for and agrees to purchase shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The Investor tenders herewith good funds in the amount set forth on the signature page hereto (the "Subscription Amount"), payable to the Company by certified check, wire transfer or other method acceptable to the Company. The purchase price to be paid by the Investor for each Share subscribed for will be $0.25 per share (the "Purchase Price") at the closing (the "Closing"). The minimum subscription amount is $10,000.

      2. Sale and Issuance of the Shares.

            (a) Determination and Issuance of the Shares Subscribed For. At the initial Closing of the sale of the Company's Common Stock (the "Initial Closing") or at a subsequent Closing, as applicable, the Company shall sell and issue to the Investor, and the Investor shall purchase and acquire from the Company, upon the terms and conditions set forth herein, such number of Shares as equals (a) the Subscription Amount divided by (b) the Purchase Price.

            (b) The Initial Closing and Subsequent Closings. The Initial Closing shall take place at the offices of Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Waltham, Massachusetts 02451 (Fax: (781) 622-5933; Tel: (781) 622-5930) after the receipt by the Company of subscriptions for Shares with an aggregate Purchase Price of $100,000. Following the Initial Closing, the Company may at subsequent closings accept additional subscriptions for Shares from investors until such time as the Company has issued Shares with an aggregate Purchase Price equal to $500,000. No Closing shall take place after June 15, 2003 (the "Offering Expiration Date"), except that the Company may, in its sole discretion, extend the Offering Expiration Date an extra thirty days.
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At the relevant Closing, the Company shall issue and deliver to the Investor a certificate for the Shares being purchased by such Investor.

            (c) Acceptance of Subscription. The Investor understands and agrees that this subscription is made subject to the unconditional right of the Company, exercisable in its sole discretion, to reject any subscription, in whole or in part for any or no reason.

      3. Representations and Warranties of the Investor. The Investor represents and warrants to the Company that:

            (a) Investment Intent. The Investor is purchasing the Shares for investment for the account of the Investor and not for the account of any other person, and not with a view toward resale or other distribution thereof. The Investor has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares, or any portion thereof, or any interest therein or any rights thereto. The Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Investor understands that the Shares have not been and will not be (other than as set forth in Section 5 below), registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Investor understands and agrees that the Company does not have any present intention and is under no obligation to register any of the Shares (other than as set forth in Section 5 below), whether upon initial issuance or upon any transfer thereof under the Securities Act and applicable state securities laws, and that Rule 144 under the Securities Act may not be available as a basis for exemption from registration.

            (b) Restrictive Legend. The Investor understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

      These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. These securities have been acquired for investment and not with a view to their distribution or resale, and may not be sold, pledged, or otherwise transferred without an effective registration statement for such securities under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

            (c) Access to Information. The Investor or the Investor's representative, during the course of this transaction and prior to the purchase of the Shares, has received and read or reviewed, and is familiar with, (i) the Offering Memorandum, including all exhibits and attachments thereto, and (ii) this Agreement. The Investor has not relied on any representations, warranties


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or statements by or on behalf of the Company other than as set forth in writing in the Offering Memorandum, including all exhibits and attachments thereto, or in this Agreement.

            (d) Knowledge and Experience. The Investor or the Investor's representative is capable of evaluating the merits and risks of the purchase of the Shares. The Investor has the capacity to protect his or her own interests in connection with the purchase of the Shares by reason of the Investor's business or financial experience or the business or financial experience of such representative (who is unaffiliated with and who is not compensated by the Company or any affiliate, directly or indirectly).

            (e) Suitability. The purchase of the Shares by the Investor is consistent with his or her general investment objectives. The Investor understands and has fully considered the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment,
(ii) the purchase of the Shares is a speculative investment that involves a high degree of risk and (iii) there are substantial restrictions on the transferability of, and there will be no immediate public market for, the Shares, and accordingly, it may not be possible for the Investor to liquidate his or her investment in the event of an emergency. The Investor has no present need for liquidity in connection with the purchase of the Shares hereunder. The Investor can bear the economic risks of this investment and can afford a complete loss of such investment.

            (f) Accredited Investor Status. The Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

            (g) Continuing Effect of Representations, Warranties and Acknowledgments. The representations, warranties and acknowledgments of the Investor contained in this Section 3, (i) are true and accurate as of the date of this Agreement, (ii) shall be true and accurate as of the date of delivery of this subscription to, and acceptance hereof, by the Company and (iii) shall survive such delivery and acceptance. If such representations, warranties and acknowledgments shall not be true and accurate in any respect prior to such delivery and acceptance, the Investor shall give immediate written notice of such fact to the Company and to his or her purchaser representative(s), if any, specifying which representations and warranties and acknowledgments are not true and accurate and the reasons therefor.

      4. Representations and Warranties of Company. The Company represents and warrants to the Investor that:

            (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.


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            (b) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement, constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach or termination of or default under (or would result in a violation, breach, termination or default with the giving of notice or passage of time or both) any of the terms, conditions or provisions of the Company's Certificate of Incorporation or Bylaws, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound or affected, except where such conflict, violation, breach, termination, acceleration or default would not, individually or in the aggregate, have a material adverse effect on the financial condition, assets, liabilities, earnings, business or prospects of the Company and its subsidiaries, taken together as a whole, (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its properties or assets or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of the Company's assets. Except for such filings as may be required by applicable federal and state securities laws, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby.

            (c) SEC Documents. The reports filed by the Company with the Securities and Exchange Commission (the "Commission") since February, 1999, and which are incorporated by reference with the Offering Memorandum (the "SEC Documents"), are all of the reports that the Company was required to file with the Commission since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time in light of the circumstances under which they were made, not misleading.

            (d) Authorized Shares. The Shares to be delivered to the Investor pursuant to this Agreement are duly authorized and, upon such delivery in accordance with the terms of this Agreement, will be validly issued, outstanding, fully paid and nonassessable.

            (e) Absence of Material Adverse Changes. Except as otherwise set forth in the Offering Memorandum and the SEC Documents, since September 30, 2002, there has not been any material adverse change in the Company's financial condition, business or prospects, or any material damage, deterioration or destruction to or of any of the Company's assets, which damage, deterioration or destruction is not covered by insurance.


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            (f) Continuing Effect of Representations and Warranties. The
representations and warranties of the Company contained in this Section 4, (i) are true and accurate as of the date of this Agreement, (ii) shall be true and accurate as of the date of acceptance of the Investor's subscription by the Company, and (iii) shall survive such acceptance for one year. If such representations and warranties shall not be true and accurate in any respect prior to such acceptance, the Company shall give immediate written notice of such fact to the Investor and to his or her purchaser representative(s), if any, specifying which representations and warranties are not true and accurate and the reasons therefor.

      5. Registration Rights.

            (a) General. For a period of two years from the date of the Initial Closing, if at any time the Company shall determine to register in a public offering for its own account (and not the account of selling stockholders) under the Securities Act any of its Common Stock, the Company shall send to the Investor written notice of such determination. If, within 15 days after receipt of such notice, the Investor shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Shares the Investor requests to be registered. This right shall not apply to a any registration of shares of Common Stock on Form S-4 or Form S-8 (or their then equivalents) relating to shares of Common Stock to be issued by the Company in connection with any acquisition of any entity or business, or shares of Common Stock issuable in connection with any stock option or other employee benefits plan, respectively.

            (b) Underwriting Limitations. In connection with any offering involving an underwriting of Common Stock to be issued by the Company for the account of the Company, (i) the Company may condition participation by the Investor on participation in the underwriting and (ii) if the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect any orderly public distribution of the Common Stock and to maintain a stable market for the securities of the Company, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Shares with respect to which the Investor and all other selling stockholders have requested inclusion thereunder.

            (c) Market "Stand-off" Agreement. The Investor agrees, if requested by an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that all officers and directors of the Company enter into similar agreements requiring a 180-day market stand-off. If requested by the underwriters, the Investor shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section 5(c) shall be binding upon any transferee who acquires Shares.


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            (d) Expenses. The Company shall bear all costs and expenses of each registration under this Agreement, including, but not limited to, printing and accounting expenses and reasonable legal expenses for one special counsel retained by shareholders (including the Investor) registering Shares or other securities, Commission and National Association of Securities Dealers, Inc. filing fees and expenses, and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Shares.

            (e) Expiration of Registration Rights. The obligations of the Company under this Section 5 to register Shares shall expire and terminate (i) with respect to any Shares sold pursuant to a registration statement under the Securities Act or Rule 144 of the Securities Act, (ii) with respect to any Shares, when such Shares are available for sale and can be sold (whether or not so sold) in the volume and manner desired by the Investor pursuant to Rule 144 of the Securities Act, and (iii) with respect to all Shares, when such Shares are available for sale and can be sold (whether or not so sold) pursuant to Rule 144(k) of the Securities Act, or any similar rule promulgated by the Commission permitting the resale of restricted securities without the necessity of a registration statement under the Securities Act.

      6. Lock-Up Agreement. The Investor agrees not to sell, pledge, hypothecate, transfer or otherwise dispose of, by operation of law or otherwise, or grant any option or purchase right with respect to, any Shares or engage in any short sale, hedging transaction or other derivative security transaction involving the Shares, for a period of one year after the date of the Initial Closing. Any sale or other transfer in violation of this Section 6 shall be null and void. The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of this
Section 6 or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred. The Investor understands and agrees that all certificates evidencing any of the Shares shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

      These securities may not sold, pledged, hypothecated, transferred or otherwise disposed of, by operation of law or otherwise (and no option or purchase right may be granted with respect thereto) prior to March __, 2004.

      7. Adjustments for Stock Splits, Stock Dividends, Etc. If from time to time while this Agreement shall remain in force and effect there is any stock split-up, stock dividend, stock distribution or other reclassification of the capital stock of the Company, any and all new, substituted or additional securities to which the Investor is entitled by reason of his or her ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares.

      8. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and the Investor and their respective successors and assigns. Notwithstanding the foregoing, the registration rights provided in Section 5 are personal to the Investor and are not transferable without the prior consent of the Company. Any transfer of such rights without the consent of the Company shall be void.


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

      9. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

      10. Notices. All notices provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery, express overnight courier service, electronic facsimile transmission, or by first class mail, postage prepaid, addressed to the parties at their respective addresses herein set forth, or to such other address or addresses as either party may later specify by written notice to the other.

      11. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by duly authorized representatives of the Company and the Investor.

      12. Counterparts. This Agreement may be executed by the parties on separate counterparts, each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

      13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      14. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The Company and the Investor hereby irrevocably waive any right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

      15. Nouns and Pronouns. Whenever the context may require, the singular form of names and pronouns shall include the plural and visa-versa.

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

                                SIGNATURE PAGE TO
                             SUBSCRIPTION AGREEMENT

By execution of this Signature Page, the undersigned Investor does hereby become a party to and agrees to be bound by the provisions of the Subscription Agreement (the "Subscription Agreement") to which this Signature Page is appended, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Subscription Agreement as evidence thereof. The undersigned hereby subscribes for the purchase of Shares having a Purchase Price (as such terms are defined in the Subscription Agreement) specified below. Pursuant to
Section 3(f) hereof, the undersigned represents are warrants that the undersigned is an Accredited Investor by reason of the qualifications described opposite the checked box.

A. Individual Investors.

|_| Any natural person whose net worth, or joint net worth with that person's spouse at the time of the purchase exceeds $1,000,000.

|_| Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

|_|   Any executive officer of the Company.

B. Investor Entities.

|_| Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase of the Shares is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment in the Shares. Note: If this qualification is selected, the representative of the trust must deliver to the Company a written summary of his or her knowledge and experience in financial and business matters on a separate form to be provided by the Company.

|_| Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

|_| Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

      The undersigned is a __________________________ meeting the foregoing
      description.          (Insert Type of Entity)

|_|   Any entity in which all of the equity owners are Accredited Investors.


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[Signature Block For Individuals]         [Signature Block For Entities]


---------------------------------         ------------------------------------
(Signature)                               (Name of Entity)


                                          By:
---------------------------------            ---------------------------------
(Printed Name)                               Title:
                                                   ---------------------------


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(Street Address of Residence)             (Street Address of Principal Office)


---------------------------------         ------------------------------------
(City or Town) (State) (Zip Code)         (City or Town) (State) (Zip Code)


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(Daytime Telephone Number)                (Daytime Telephone Number)

Each Investor must include the
aggregate Subscription Amount of
the Shares subscribed for here:                              $
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                                  * * * * * * *

      The Company hereby accepts the foregoing Subscription Agreement, subject to the terms and conditions set forth herein, as of this _____ day of _______________, 2003.

                                          TASKER CAPITAL CORP.


                                          By:
                                             ---------------------------------
                                          Title:
                                                ------------------------------


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